Exhibit 23.2

中国印刷及设备器材工业协会

Consent of the

Printing and Printing Equipment Industries Association of China

We consent to the (i) reference in the filings made with the Securities and Exchange Commission (the "SEC"), including the Registration Statement on Form S-1 initially filed on March 22, 2007 and any amendment thereto, to our name and to our articles and data (including paper format and online resources), (ii) use of such articles and data in the filings and correspondences with the SEC and (iii) filing of this consent as an exhibit thereto by Asian Financial, Inc. and its successors

Printing and Printing Equipment Industries Association of China

November 17, 2007